Second Quarter 2017 Financial Highlights July 26, 2017 (NYSE: STT) Exhibit 99.3

1 This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its second quarter 2017 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at www.statestreet.com/stockholder, and is incorporated herein by reference. This presentation contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of July 26, 2017, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-Looking Statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Financial information in this presentation is presented on an operating-basis, a non-GAAP presentation, unless stated otherwise. Refer to the Appendix for explanations of our non- GAAP financial measures, including changes made to our operating-basis presentation, and to the Addendum for reconciliations of our operating-basis financial information. Preface and forward-looking statements

Summary of GAAP & Operating-basis (non-GAAP) Results

$ in millions, except per share data	GAAP-basis Financials					Operating-basis Financials				
	Quarters			% Δ		Quarters			% Δ	
	2Q16	1Q17	2Q17	1Q17	2Q16	2Q16	1Q17	2Q17	1Q17	2Q16
Revenue:										
Servicing fees	$ 1,239	$ 1,296	$ 1,339	3%	8%	$ 1,287	$ 1,296	$ 1,339	3%	4%
Management fees	293	382	397	4	36	288	382	397	4	38
Foreign exchange (FX) trading	157	164	178	9	13	157	164	178	9	13
Brokerage & other trading services	110	111	111	-	1	110	111	111	-	1
Trading services	267	275	289	5	8	267	275	289	5	8
Securities finance	156	133	179	35	15	156	133	179	35	15
Processing fees and other[1]	98	112	31	(72)	(68)	132	182	120	(34)	(9)
Total fee revenue[1]	2,053	2,198	2,235	2	9	2,130	2,268	2,324	3	9
Net interest income (NII)[2]	521	510	575	13	10	546	553	617	12	13
Net gains/(losses) related to investment securities	(1)	(40)	-	nm	nm	(1)	(40)	-	nm	nm
Total revenue[1,2]	**2,573**	**2,668**	**2,810**	**5**	**9**	**2,675**	**2,781**	**2,941**	**6**	**10**
Provision for loan losses	4	(2)	3	nm	(25)	4	(2)	3	nm	(25)
Expenses:										
Compensation and employee benefits	989	1,166	1,071	(8)	8	992	1,166	1,071	(8)	8
Information systems and communications	270	287	283	(1)	5	270	287	283	(1)	5
Transaction processing services	201	197	207	5	3	201	197	207	5	3
Occupancy	111	110	116	6	5	111	110	116	6	5
Acquisition and restructuring costs	20	29	71	145	255	-	-	-	-	-
Other	269	297	283	(5)	5	254	297	283	(5)	11
Total expenses	**1,860**	**2,086**	**2,031**	**(3)**	**9**	**1,828**	**2,057**	**1,960**	**(5)**	**7**
Income before income tax expenses	709	584	776	33	9	843	726	978	35	16
Income tax expense (benefit)	92	82	156	90	70	229	202	307	52	34
Net income/(loss) from non-controlling interest	2	-	-	nm	nm	2	-	-	-	nm
Net income	**619**	**502**	**620**	**24**	**0**	**616**	**524**	**671**	**28**	**9**
Dividends on preferred stock	(33)	(55)	(36)	(35)	9	(33)	(55)	(36)	(35)	9
Earnings allocated to participating securities	(1)	(1)	-	nm	nm	(1)	(1)	-	nm	nm
Net income available to common shareholders	**$ 585**	**$ 446**	**$ 584**	**31**	**(0)**	**$ 582**	**$ 468**	**$ 635**	**36**	**9**
Diluted earnings per share (EPS)	**$ 1.47**	**$ 1.15**	**$ 1.53**	**33**	**4**	**$ 1.46**	**$ 1.21**	**$ 1.67**	**38**	**14**
Return on average common equity (ROE)	**12.4%**	**9.9%**	**12.6%**	**270bps**	**20bps**	**12.3%**	**10.4%**	**13.7%**	**330bps**	**140bps**

nm Not meaningful

Refer to the Appendix included with this presentation for footnotes 1 and 2.

STATE STREET.

2

3 Progress on strategic priorities supported a strong quarter and first half of the year 2Q17 results driven by continued strength in equity markets, broad-based new business activity, and higher U.S. market interest rates: Growth in AUCA and AUM led to our highest levels, which drove strong fee revenue growth Higher U.S. market interest rates, disciplined liability pricing, and improvements in liability mix resulted in higher NII and NIM Beacon’s benefits are helping to fund investments to drive further operational efficiencies and future growth Generated positive fee operating leverage Maintained a high quality balance sheet and strong capital ratios while delivering higher returns Strategy for long-term growth fueled by Beacon and The Way Ahead Outlook for rest of 2017 improved driven by supportive conditions 2Q17 Highlights Operating-Basis (Non-GAAP)

Progress on strategic priorities in 2Q17 supported a strong first half of the year

Operating-Basis (Non-GAAP)

Drive growth from the core franchise

- Growth of 12% in AUCA and 13% in AUM led to our highest levels:
  - $31.0T in AUCA (including $2.2T in ETF AUA)
  - $2.6T in AUM
- New business wins of ~$135B in AUCA and new business yet to be installed of ~$370B
- Global Markets momentum continues – moved up two notches in the Euromoney (Real Money) FX Survey to become the 5th largest FX service provider

Advance our digital leadership through Beacon

- Driving scale of our global model and adapting new technology:
  - Transaction Processing
  - Fund Accounting
  - Fund Administration
- Differentiating speed: improving NAV delivery speeds by 20-30 minutes
- Investing in next generation talent and technology; developing future platform architecture, expanding cloud adoption, and investing in global agile and design capabilities

Continue to invest in new products and solutions

- Completed the integration of the acquired GE Asset Management (GEAM) business in 2Q17, which had already turned accretive ahead of schedule in 1Q17
- Making investments to address clients' needs on numerous fronts, including for:
  - SEC Modernization
  - Collateral Management
  - Continuous Net Settlement
  - Outsourced Chief Investment Officer (OCIO)
  - Market Entry Solutions

Achieve our financial goals

- EPS increased 14% from 2Q16[1]
- ROE of 13.7% increased 140bps from 2Q16[1]
- Generated 189bps of positive fee operating leverage from 2Q16 (272bps of overall operating leverage) and achieved pre-tax operating margin of 33.3%
- Declared 3Q17 common stock dividends per share of $0.42, up 11% from 2Q16; approved a new common stock purchase program authorizing the purchase of up to $1.4B in common stock[2]

Refer to the Appendix included with this presentation for footnotes 1 and 2.

STATE STREET

4

Results driven by higher equity markets and broad-based new business wins

Operating-Basis (Non-GAAP)[1]

Diluted EPS


($)
+14%
1.46
1.35
1.48
1.21
1.67
2Q16
3Q16
4Q16
1Q17
2Q17

ROE


(%)
+140bps
12.3
11.1
12.5
10.4
13.7
2Q16
3Q16
4Q16
1Q17
2Q17

2Q17 financial highlights compared to 2Q16:

- **EPS growth of 14%** driven by strong fee revenue and NII growth from higher equity markets, new business wins as well as client activity, and higher U.S. market interest rates
- **Generated positive fee operating leverage of 189bps** while carefully pacing investments to drive future growth
- **Improved pre-tax operating margin** to 33.3%, an increase of 180bps
- **ROE improved 140bps to 13.7%** through stronger earnings and capital return

YTD2Q17 financial highlights compared to YTD2Q16:

- **EPS growth of 18%**
- **Generated positive fee operating leverage of 379bps**
- **Improved pre-tax operating margin to 29.8%**
- **ROE of 12.0% improved 160bps**

Refer to the Appendix included with this presentation for footnote 1.

STATE STREET.

5

Market growth and continued business momentum across product areas lifted AUCA and AUM to our highest levels

Assets Under Custody and Administration (AUCA)

$ in trillions, as of period-end



+12%
+4%
27.8
29.2
28.8
29.8
31.0
2Q16
3Q16
4Q16
1Q17
2Q17

Assets Under Management (AUM)

$ in billions, as of period-end



+13%
+2%
2,301
2,446
2,468
2,561
2,606
2Q16
3Q16
4Q16
1Q17
2Q17

- 2Q17 AUCA increased 12% from 2Q16 primarily reflecting:
  - Growth from market appreciation
  - Strong flows and new business in both the U.S. and EMEA, across a breadth of products

- 2Q17 AUM increased 13% from 2Q16 primarily reflecting:
  - Growth from market appreciation
  - Growth from the acquired GEAM business including follow on wins (now at total AUM[1] of ~$125B, up from $110B)

Refer to the Appendix included with this presentation for footnote 1.

STATE STREET.

6

7 2Q17 vs 2Q16: • Servicing fees increased primarily due to strengthening equity markets, net new business and client flows • Management fees increased primarily driven by an estimated $72M from the acquired GEAM business, strengthening equity markets, and higher revenue- yielding net ETF flows • Trading services increased primarily driven by higher client-related volumes in FX trading • Securities finance increased primarily driven by continued growth from enhanced custody client volumes • Processing fees and other decreased primarily reflecting unfavorable FX swap costs • Stronger U.S. dollar negatively impacted total fee revenue by ~$18M Strong fee revenue growth driven by both higher equity markets and client business activity Fee Revenue ($M) 267 275 288 382 1,287 1,296 182 179 289 397 1,339 2,324 120 +9%, 3% due to GEAM 2Q17 3Q16 2,200 4Q16 1Q17 2,268 133 2,213 2Q16 2,130 132 156 Ex FX Servicing fees 4% 5% Management fees 38% 39% Trading services 8% 10% Securities finance revenue 15% 15% Processing fees and other (9%) (10%) Total Fee revenue 9% 10% 2Q17 v 2Q16 % Change Operating-Basis (Non-GAAP)1 Refer to the Appendix included with this presentation for footnote 1.

8 2Q17 vs 2Q16: • NII and NIM increased primarily due to the higher U.S. market interest rate environment, continued disciplined liability pricing, and improvements in liability mix, partially offset by a smaller investment portfolio • Average interest earning assets relatively flat Higher U.S. market interest rates, disciplined liability pricing, and improvements in liability mix resulted in higher NII and NIM Average Interest Earning Assets ($B) NII1 and NIM ($M, %) 553547537546 617 1.17 1.081.06 1.11 1.27 300 400 500 600 700 0.80 1.00 1.20 1.40 1.60 NII +13% NIM +16bps 2Q17 1Q17 4Q16 3Q16 2Q16 NIM 2Q16 3Q16 4Q16 1Q17 2Q17 198 202 202 192 195 Refer to the Appendix included with this presentation for footnote 1. Operating-Basis (Non-GAAP)

Expenses continue to support new business activity, offset by savings from Beacon

Operating-Basis (Non-GAAP)

Expenses

($M)



+7%,
3% due to GEAM
1,828
1,909
2,143
249[1]
2,057
154[1]
1,960
992
1,166
1,071
270
287
283
201
197
207
111
110
116
254
297
283
2Q16
3Q16
4Q16
1Q17
2Q17

	2Q16	3Q16	4Q16	1Q17	2Q17
Expenses Ex Notable Comp Items	1,828	1,909	1,894[1]	1,903[1]	**1,960**

	2Q17 v 2Q16 % Change	Ex FX
Compensation & benefits	8%	9%
Info systems & comm	5%	5%
Transaction processing	3%	4%
Occupancy	5%	5%
Other	11%	12%
Total Expense	7%	8%

Refer to the Appendix included with this presentation for footnote 1.

Notable Items & GEAM:

- 7% expense growth from 2Q16, with 3% or ~$51M due to expenses related to the acquired GEAM business

2Q17 vs 2Q16:

- Compensation and employee benefits *increased* primarily driven by new business activity, higher incentive compensation and annual merit increases, costs associated with the acquired GEAM business, and higher costs for regulatory initiatives, partially offset by savings from Beacon
- Information systems & communications *increased* primarily driven by technology infrastructure costs, new business and Beacon
- Transaction processing *increased* primarily driven by higher client activity volume
- Occupancy *increased* primarily due to the addition of the acquired GEAM business and Beacon-related global footprint investments
- Other *increased* primarily driven by the addition of the acquired GEAM sub-advisory fees and higher regulatory and insurance expense, partially offset by lower legal related costs

- Stronger U.S. dollar favorably impacted total expenses by ~$16M

STATE STREET.

9

Beacon initiatives are driving value to clients and across the enterprise

Category:	Key Initiatives:	Highlights:
Driving scale of our global model	• Improving speed, quality, and client experience across Global Services, including: - Transaction Processing - Fund Accounting - Fund Administration • Digitizing how we receive and process data; exception-based processing • Expanding follow-the-sun model to service global clients around the clock through diverse time zones	• Transaction Processing: Improved straight through processing (STP), enhancing controls & services, while reducing risk. Since 2015: - STP of Global Trades for N.A. clients continually increasing - Reduced defect rates for Income Processing by 37% - Reduced pricing defect rates for Derivatives Hub by 74%
Investing in next generation of platforms	• Upgrading core platform architecture: improving performance, automation and resiliency to drive scale • Integrating new technologies: distributed ledger technologies, automation and cloud technologies • Investing in IT capabilities: improving access and standardization	• Enhance services, performance, and capacity, while reducing costs • Adoption of cloud technologies to enhance our operational environment • Proactively addressing regulatory changes, data privacy needs and the management of clients' information
Expanding connectivity across the enterprise	• Expanding across SSGA and Corporate Groups • Investing in core technology platforms • Re-designing operating models • Enterprise-wide governance and spend management	• SSGA Beacon focus: digitizing data and processes to evolve operating model and enhance solutions for clients • Corporate Beacon focus: driving global process standardization; investing in capabilities and technology • Centralized procurement and real estate management
Fueling innovation and growth	• Innovating business solutions for client needs in a dynamic market environment • Examples: Reporting solutions for SEC Modernization, Collateral Management, Continuous Net Settlement	• Co-creation and partnership: 100+ clients engaged YTD • Investments in 10+ solutions in growth areas • New solutions, including for SEC Modernization regulatory changes, have generated meaningful client discussions and have an encouraging pipeline

Example Adoption Metrics:	2015	2016	2Q17
• Fund Accounting: e.g., new NAV tool adoption	25%	65%	**71%**
• Fund Administration: e.g., ASC 815 financial reporting tool adoption[1,2]	25%	84%	**100%**

Refer to the Appendix included with this presentation for footnotes 1 and 2.

STATE STREET.

10

11 Year Over Year Changes: ∆ from 2015 to 2016 ∆ from 2016 to 2017 Expense benefits $210 $230 Investment expenses ($35) ($90) Net expense savings $175 $140 Beacon’s benefits are helping to fund investments to drive both future savings and future growth Breakdown of Benefits by Beacon Driver: (%) Contribution to Gross Expense Benefits 2016 Actual 2017 Estimate Transaction Processing, Fund Accounting, Fund Administration and operating model optimizations 80% 70% Application, platform rationalization and optimization 10% 15% Corporate divisions, procurement, real estate optimization and SSGA 10% 15% Beacon Operating-Basis Financials1,2: ($M, FY) Continuing to invest to improve effectiveness, efficiency and risk excellence, while also driving future revenue opportunities Driving scale of our global model Expanding connectivity across the enterprise Investing in next generation of platforms Operating-Basis (Non-GAAP) Refer to the Appendix included with this presentation for footnotes 1 and 2.

Continue to maintain a high-quality balance sheet and strong capital ratios

2Q17[1] Investment Portfolio Highlights

as of June 30, 2017

Investment Portfolio:

- **Size[2]:** $95.0B
- **Credit profile:** 91% rated AAA/AA
- **Fixed-rate / floating-rate mix:** 66% / 34%
- **Duration:** 2.4 years
- **Diversified mix** of Treasuries, Agency MBS, Munis, Asset-backed Securities, and other debt investments and equity securities

Interest-rate Risk Metrics:

- **Unrealized after-tax available-for-sale MTM loss sensitivity** in a hypothetical up 100bps shock to quarter-end spot interest rates: approximately ($0.8)B

2Q17 Quarter-End Capital[3] Positions

%, as of June 30, 2017

Capital Ratios:	4Q16	1Q17	2Q17
Basel III Ratios:			
Common equity tier 1 ratio[4] (lower of advanced and standardized approaches)	11.6	11.2	11.3
Tier 1 leverage ratio:			
State Street Corporation	6.5	6.8	7.0
Supplementary Leverage Ratios:			
State Street Corporation	5.9	6.1	6.2
State Street Bank and Trust Company	6.4	6.6	6.6
Estimated Pro Forma Fully Phased-in Basel III Ratios:			
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (lower of advanced and standardized approaches)[5,6]	10.9	10.9	11.0
Fully phased-in (effective January 1, 2018) supplementary leverage ratios[7]			
State Street Corporation	5.6	6.0	6.1
State Street Bank and Trust Company	6.1	6.5	6.5

Refer to the Appendix included with this presentation for footnotes 1 to 7.

STATE STREET.

12

13 Outlook for 2017 improved driven by supportive conditions Category 2017 Outlook / Objective (vs 2016 where applicable): Assumptions Full-year 2017 total fee revenue growth: • 6 - 7% • Previously 4 - 6% • Under the market conditions as of July 2017 (previously January 2017) • Including the contributions of the acquired GEAM business Fee operating leverage (excluding 4Q16 $249M acceleration of compensation expense): • 100 - 200bps • Expect variability across quarters, with continued focus on expense management partially offset by continued regulatory pressure, expenses associated with supporting new business wins, investments in strategic initiatives including Beacon and including the contributions of the acquired GEAM operations Expense management: • Beacon pre-tax net expense savings of at least $140M1,2 • Beacon expense savings to partially offset expenses to support new business, continued business investments, and merit and depreciation increases • Expect restructuring charges as Beacon continues to progress NII scenario: • $2.43B - $2.45B or up 12 - 13% • Previously $2.27B - $2.3B or up 4 - 6% • Assuming current interest rate expectations across the curve and currencies, which includes a late year rise in the U.S. • NII will also depend on the size of our balance sheet, client deposit behavior, balance sheet management activity and the impact of FX swap costs Effective tax rate of: • 30 - 32% • Excludes the impact of any potential tax law changes (given present high level of uncertainty) Balance Sheet: • Reduce interest earning assets 0 - 5% • Reduction in client deposits and wholesale CDs Operating-Basis (Non-GAAP) Refer to the Appendix included with this presentation for footnotes 1 and 2.

14 APPENDIX YTD GAAP & Operating-basis (non-GAAP) Results 15 The Way Ahead 16 Beacon 17 The Acquired Operations of GE Asset Management 18 2Q17 vs 1Q17 Variances for Fee Revenue, NII and Expenses 19 – 21 Slide Footnotes 22 – 23 Forward Looking Statements 24 Non-GAAP Measures 25 Definitions 26

Summary of YTD GAAP & Operating-basis (non-GAAP) Results

$ in millions, except per share data	GAAP-basis Financials			Operating-basis Financials		
	YTD 2Q16	YTD 2Q17	% Δ YTD	YTD 2Q16	YTD 2Q17	% Δ YTD
Revenue:						
Servicing fees	$ 2,481	$ 2,635	6%	$ 2,529	$ 2,635	4%
Management fees	563	779	38	558	779	40
Foreign exchange (FX) trading	313	342	9	313	342	9
Brokerage & other trading services	226	222	(2)	226	222	(2)
Trading services	539	564	5	539	564	5
Securities finance	290	312	8	290	312	8
Processing fees and other[1]	150	143	(5)	247	302	22
Total fee revenue[1]	4,023	4,433	10	4,163	4,592	10
Net interest income (NII)[2]	1,033	1,085	5	1,085	1,170	8
Net gains/(losses) related to investment securities	1	(40)	nm	1	(40)	nm
Total revenue[1,2]	5,057	**5,478**	**8**	5,249	**5,722**	**9**
Provision for loan losses	8	1	(88)	8	1	(88)
Expenses:						
Compensation and employee benefits	2,096	2,237	7	2,096	2,237	7
Information systems and communications	542	570	5	542	570	5
Transaction processing services	401	404	1	401	404	1
Occupancy	224	226	1	224	226	1
Acquisition and restructuring costs	124	100	(19)	-	-	-
Other	523	580	11	508	580	14
Total expenses	3,910	**4,117**	**5**	3,771	**4,017**	**7**
Income before income tax expenses	1,139	1,360	19	1,470	1,704	16
Income tax expense (benefit)	154	238	55	411	509	24
Net income/(loss) from non-controlling interest	2	-	nm	2	-	nm
Net income	987	**1,122**	**14**	1,061	**1,195**	**13**
Dividends on preferred stock	(82)	(91)	11	(82)	(91)	11
Earnings allocated to participating securities	(1)	(1)	-	(1)	(1)	-
Net income available to common shareholders	$ 904	$ **1,030**	**14**	$ 978	$ **1,103**	**13**
Diluted earnings per share (EPS)	$ 2.25	$ **2.69**	**20**	$ 2.44	$ **2.88**	**18**
Return on average common equity (ROE)	9.6%	**11.3%**	**170bps**	10.4%	**12.0%**	**160bps**

nm Not meaningful

Refer to the Appendix included with this presentation for footnotes 1 and 2.

STATE STREET.

15

16 The Way Ahead Long-term Shareholder Value Building on Our Strong Core Achieving a Digital Enterprise Investing in Opportunities for Growth Maintaining Financial Strength Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders Talent, Culture, Innovation and Risk Excellence Operating-Basis Financial Goals1 Revenue Growth of 8%-12%, EPS Growth of 10%-15% and ROE of 12%-15% 1 Long-term goals are presented on an operating-basis, a non-GAAP presentation, and do not reflect the near-term expectations. As a result, information needed to provide corresponding GAAP-basis long-term goals, which is primarily dependent on future events or conditions that may be uncertain, is difficult to predict and estimate. We are therefore unable to provide a reconciliation of our operating-basis long-term goals to a GAAP-basis presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP measures.

17 Beacon on track to deliver financial benefits to be achieved through 2020 1 Estimated pre-tax expense savings improvement relate only to Beacon and the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 Pre-tax operating margin targets assume the successful completion of Beacon milestones and an external environment that is consistent with our long term assumptions, including: Fed Funds and U.S. market interest rates increase from December 31, 2015 levels by at least 100bps by the beginning of 2018; and regulatory expense growth moderates. Other factors may also effect the actual results. Operating-basis financial outlook is a non-GAAP presentation. Refer to the Appendix of this presentation for an explanation of our operating-basis (non-GAAP) presentation. Expected Annual Pre-Tax Net Run-Rate Expense Savings • To achieve estimated annual pre-tax net run-rate expense savings of $550M by the end of 2020 for full effect in 20211: − Generated $175M in estimated annual pre-tax expense savings in 2016 − Expect at least $140M in additional annual pre-tax net expense savings in 2017 • Annual pre-tax expense savings are net of significant investments in Beacon commencing in 2016 Expected Profit Margins • To achieve and maintain an operating-basis pre-tax operating margin2 of at least 31% by 2018 and 33% by the end of 2020, given our assumptions, all else being equal Expected Pre-Tax Restructuring Charges • Estimated aggregate pre-tax restructuring charges of ~$300M - $400M from 2016 through 2020 • Expect restructuring charges to be announced as Beacon progresses, including charges of $142M for 2016 and $78M for YTD2Q17 ($62M in 2Q17 and $16M in 1Q17)

18 • Associated AUM1 of the acquired GEAM operations was $125B at June 30, 2017, up from the ~$110B announced at acquisition on July 1, 2016 • Excluding merger and integration charges, the transaction was accretive to operating-basis2 EPS since the three-quarter period ended March 31, 2017, which was one quarter ahead of plan • In the first full year ending June 30, 2017, fee revenue from the transaction exceeded $270M3: – In 2Q17 the acquired business contributed estimated operating-basis2 fee revenue of ~$72M and estimated operating- basis expenses of ~$51M, excluding merger and integration charges and financing costs – For the four-quarter period ended June 30, 2017 the acquired business contributed estimated operating-basis2 fee revenue of ~$272M and estimated operating-basis expenses of ~$217M, excluding merger and integration charges and financing costs • Total acquisition and restructuring costs of ~$75M are now largely complete: – 2016: ~$53M –YTD2Q17: ~$21M (with $12M in 1Q17 and $9M in 2Q17) GE Asset Management operations are financially accretive to 1Q17 and 2Q17 earnings, excluding merger & integration charges, and the integration is largely complete 1 The associated AUM includes assets from acquired clients invested into various SSGA funds and new business from these clients since the acquisition date. 2 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 3 This fee revenue does not include the impact of certain costs that are recorded as a reduction of revenue in our management fee revenue line. Costs not included in the fee revenue target include 12b-1 expenses, subadvisor fees and unitary fee expenses and were approximately $13M for the referenced twelve month period.

19 Market growth and business momentum continued to support fee revenue growth Fee Revenue ($M) 2Q17 vs 1Q17: • Servicing fees increased primarily due to higher equity markets, the impact of the weaker U.S. dollar, and net new business • Management fees increased driven by strengthening equity markets • Trading services increased reflecting higher client- related volumes in FX trading • Securities finance increased primarily due to seasonality and continued growth from enhanced custody client volumes • Processing fees and other decreased primarily due to the 1Q17 pre-tax gain associated with the sale of the BFDS/IFDS UK joint venture interests of $30M and unfavorable FX swap costs • U.S. dollar favorably impacted total fee revenue by ~$20M 267 275 289 288 382 397 1,287 1,296 1,339 182 +3% 2Q17 2,324 120 179 1Q17 2,268 133 4Q16 2,200 3Q16 2,213 2Q16 2,130 132 156 Operating-Basis (Non-GAAP)1 Ex FX Servicing fe s 3% 2% Management fees 4% 3% Trading services 5% 4% Securities finance revenue 35% 35% Processing fees and other (34%) (35%) Total Fee Revenue 3% 2% 2Q17 v 1Q17 % Change Refer to the Appendix included with this presentation for footnote 1.

20 Higher U.S. market interest rates and improvements in liability mix resulted in higher NII and NIM Average Interest Earning Assets ($B) NII1 and NIM ($M, %) 553547537546 617 1.17 1.081.06 1.11 1.27 300 400 500 600 700 0.80 1.00 1.20 1.40 1.60 1Q17 4Q16 3Q16 2Q16 2Q17 NII +12% NIM +10bps NIM 2Q17 vs 1Q17: • NII and NIM increased primarily due to the higher U.S. market interest rate environment and improvements in liability mix, including a $4B reduction in wholesale CD funding • Average interest earning assets increased primarily attributable to an increase in U.S. dollar client deposit balances 2Q16 3Q16 4Q16 1Q17 2Q17 198 202 202 192 195 Refer to the Appendix included with this presentation for footnote 1. Operating-Basis (Non-GAAP)

21 2Q17 vs 1Q17: • Compensation and employee benefits decreased primarily due to the seasonal deferred incentive compensation expense in 1Q17 and savings from Beacon, partially offset by timing of incentive compensation and annual merit increases, and new business activity • Transaction processing increased primarily driven by increased client activity volume • Occupancy increased primarily due to Beacon-related global footprint investments • Other decreased primarily due to lower legal related costs • U.S. dollar negatively impacted total expenses by ~$15M Expenses ($M) Operating-Basis (Non-GAAP) 297 270 287 992 1,166 254 283 207 283 1,071 1,909 2Q16 1,828 111 201 -5% 2Q17 1,960 116 1Q17 2,057 110 197 4Q16 2,143 3Q16 2491 1541 Expenses Ex Notable Comp Items 1,828 1,909 1,8941 1,9031 1,960 Ex FX Compensation & benefits (8%) (9%) Info systems & comm (1%) (2%) Transaction processing 5% 5% Occupancy 6% 5% Other (5%) (5%) Total Expense (5%) (5%) 2Q17 v 1Q17 % Change Expenses continue to support new business activity, offset by savings from Beacon Refer to the Appendix included with this presentation for footnote 1.

22 Footnotes to slide 2 & 15: 1 The 1Q17 operating-basis results included a pre-tax gain of approximately $30M on the sale of State Street's interest in Boston Financial Data Services, Inc. (BFDS) and International Financial Data Services Limited (IFDS Ltd), reflecting a change in our operating-basis presentation effective in 1Q17 to include gains/losses on sales of businesses. In 2Q16, under our historical presentation, operating-basis results excluded a $53M pretax gain on the sale of WM/Reuters business, and such results have not been revised. 2 Beginning in 1Q17, management will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17 and 2Q17 operating-basis results included $5M and $6M, respectively, of discount accretion. In 1Q16 and 2Q16, operating-basis net interest income excluded $15M of discount accretion for both periods, and such results have not been revised. Footnotes to slide 4: 1 The 1Q17 operating-basis results included a pre-tax gain of approximately $30M on the sale of State Street's interest in Boston Financial Data Services, Inc. (BFDS) and International Financial Data Services Limited (IFDS Ltd), reflecting a change in our operating-basis presentation effective in 1Q17 to include gains/losses on sales of businesses. In 2Q16, under our historical presentation, operating-basis results excluded a $53M pretax gain on the sale of WM/Reuters business, and such results have not been revised. Beginning in 1Q17, management will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17 and 2Q17 operating-basis results included $5M and $6M, respectively, of discount accretion. In 2Q16, operating-basis net interest income excluded $15M of discount accretion, and such results have not been revised. 2 State Street’s common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to cons ideration and approval by its Board of Directors at the relevant times. Stock purchases may be made using various types of mechanisms, including open market purchases, accelerated share repurchases, or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. Footnote to slides 5: 1 The 1Q17 operating-basis results included a pre-tax gain of approximately $30M on the sale of State Street's interest in Boston Financial Data Services, Inc. (BFDS) and International Financial Data Services Limited (IFDS Ltd), reflecting a change in our operating-basis presentation effective in 1Q17 to include gains/losses on sales of businesses. In 2Q16, under our historical presentation, operating-basis results excluded a $53M pretax gain on the sale of WM/Reuters business, and such results have not been revised. Beginning in 1Q17, management will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17 and 2Q17 operating-basis results included $5M and $6M, respectively, of discount accretion. In 2Q16, 3Q16 and 4Q16, operating-basis net interest income excluded $15M, $42M and $10M of discount accretion, respectively, and such results have not been revised. Footnote to slide 6: 1 The associated AUM includes assets from acquired clients invested into various SSGA funds and new business from these clients since the acquisition date. Footnote to slides 7 & 19: 1 The 1Q17 operating-basis results included a pre-tax gain of approximately $30M on the sale of State Street's interest in Boston Financial Data Services, Inc. (BFDS) and International Financial Data Services Limited (IFDS Ltd), reflecting a change in our operating-basis presentation effective in 1Q17 to include gains/losses on sales of businesses. In 2Q16, under our historical presentation, operating-basis results excluded a $53M pretax gain on the sale of WM/Reuters business, and such results have not been revised. Footnote to slide 8 & 20: 1 Beginning in 1Q17, management will no longer present discount accretion associated with former conduit securities as an operating-basis adjustment. Therefore, 1Q17 and 2Q17 operating-basis results included $5M and $6M, respectively, of discount accretion. In 2Q16, 3Q16 and 4Q16, operating-basis net interest income excluded $15M, $42M and $10M of discount accretion, respectively, and such results have not been revised. Slide Footnotes

23 Footnote to slides 9 & 21: 1 Total expenses of $2,143M for 4Q16 included $249M of accelerated compensation expense. Excluding this amount, total expenses for 4Q16 were $1,894M. Total expenses of $2,057M for 1Q17 included $154M of seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes. Excluding this amount, total expenses for 1Q17 were $1,903M. Footnote to slide 10: 1 ASC 815 reporting tool adoption is part of a broader global reporting digitization effort to facilitate quicker, less manual reporting, including our tools and processes to address SEC Modernization. 2 The adoption percentage is calculated based on the current scope of funds that are required to conform with U.S. accounting standards codification (ASC) rule 815 – Derivatives and Hedging, which provides comprehensive guidance on derivative and hedging transactions, resulting in increased reporting requirements for impacted reporting entities, including for U.S. domiciled mutual funds. Footnotes to slide 11 & 13: 1 Estimated year-over-year pre-tax expense savings improvement relate only to Beacon and the targeted staff reductions announced as part of our 3Q15 financial results (includes targeted staff reductions in October 2015), all else equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 The operating-basis presentation of Beacon savings excludes restructuring charges, which are expected to be announced as Beacon progresses, including charges of $142M for 2016 and $78M for YTD2Q17 ($62M in 2Q17 and $16M in 1Q17). Footnotes to slide 12: 1 As of period-end where applicable. 2 Investment portfolio includes the amortized cost of transferred securities at the time they were transferred. 3 Unless otherwise specified, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of our capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Refer to the addendum included with this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios. June 30, 2017 capital ratios are presented as of quarter-end and are preliminary estimates. 4 4Q16 and 2Q17 based on standardized approach, and 1Q17 based on advanced approach. 5 Estimated pro forma fully phased-in ratios as of June 30, 2017 (fully phased in as of January 1, 2019, as per Basel III phase-in requirements for capital) reflect capital calculated under the Basel III final rule and total risk-weighted assets calculated in conformity with the advanced approaches and standardized approach as the case may be, each on a fully phased-in basis under the Basel III final rule, based on our interpretations of the Basel III final rule as of January 25, 2017, April 26, 2017 and July 26, 2017, respectively as applied to our businesses and operations as of December 31, 2016, March 31, 2017 and June 30, 2017, respectively. Refer to the addendum included with this presentation for reconciliations of these estimated pro forma fully phased-in ratios to our capital ratios calculated under the currently applicable regulatory requirements. 6 1Q17 based on Advanced Approach and 2Q17 based on standardized approach. 7 The estimated pro forma fully phased-in SLRs are as of December 31, 2016, March 31, 2017 and June 30, 2017, respectively (fully phased-in as of January 1, 2018, as per the phase-in requirements of the SLR final rule), are preliminary estimates, calculated based on our interpretations of the SLR final rule as of January 25, 2017, April 26, 2017 and July 26, 2017, respectively, and as applied to our businesses and operations as of December 31, 2016, March 31, 2017 and June 30, 2017, respectively. Refer to the addendum included with this presentation for reconciliations of these estimated pro forma fully phased-in SLRs to our SLRs under currently applicable regulatory requirements. Slide Footnotes

24 This presentation contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “expect,” "priority," “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to July 26, 2017. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest income, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the United States and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement or reevaluate changes to the regulatory framework applicable to our operations, including implementation or modification of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning, compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; our resolution plan, submitted to the Federal Reserve and FDIC in June 2017, may not be considered to be sufficient by the Federal Reserve and the FDIC, due to a number of factors, including, but not limited to, challenges we may experience in interpreting and addressing regulatory expectations, failure to implement remediation in a timely manner, the complexities of development of a comprehensive plan to resolve a global custodial bank and related costs and dependencies. If we fail to meet regulatory expectations to the satisfaction of the Federal Reserve and the FDIC in our resolution plan submission filed in June 2017 or any future submission, we could be subject to more stringent capital, leverage or liquidity requirements, or restrictions on our growth, activities or operations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.'s decision to exit from the European Union may continue to disrupt financial markets or economic growth in Europe or, similarly, financial markets may react sharply or abruptly to actions taken by the new administration in the United States; our ability to develop and execute State Street Beacon, our multi-year transformation program to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputation and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs of the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant expected to be appointed under a potential settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, or payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships and adverse actions by governmental authorities; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes; or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our assets under custody and administration or our assets under management in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our fee revenue in the event a client re-balances or changes its investment approach or otherwise re-directs assets to lower- or higher-fee asset classes; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems (including those of our third-party service providers) and their effective operation both independently and with external systems, and complexities and costs of protecting the security of such systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2016 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this News Release should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this News Release is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time. Forward-looking statements

25 Non-GAAP measures In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports additional meaningful analysis and comparisons of trends with respect to State Street’s business operations from period to period, as well as information (such as capital ratios calculated under regulatory standards scheduled to be effective in the future or other standards) that management also uses in evaluating State Street’s business and activities. Our operating-basis financial results adjust our GAAP-basis financial results to both: (1) exclude the impact of revenue and expenses outside of State Street’s normal course of business, such as restructuring charges; and (2) present revenue from non-taxable sources, such as interest income from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged adjustments, on a fully taxable-equivalent basis. Management believes that operating-basis financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends, including providing additional insight into our underlying margin and profitability, in addition to financial information prepared and reported in conformity with GAAP. The tax-equivalent adjustments allow for more meaningful comparisons of yields and margins on assets and the evaluation of investment opportunities with different tax profiles. Beginning with the first quarter of 2017, we are simplifying our operating-basis presentation of our financial results and will no longer exclude, as part of the non-ordinary course adjustment, the effects of gains/losses on sales of businesses or the discount accretion associated with former conduit securities. In the first quarter of 2017, operating-basis results included a pre-tax gain of approximately $30 million on the sale of our transfer agency joint venture interests. In the first and second quarters of 2017, operating-basis results included $5 million and $6 million, respectively, of discount accretion. These changes resulted in total increases in operating-basis revenue of $35 million and $6 million in the first and second quarters of 2017, respectively, relative to our historical operating-basis presentation. Note that in the second quarter of 2016, operating-basis results excluded a pre-tax gain of approximately $53 million on the sale of the WM/Reuters business. We believe that that these changes to our operating-basis presentation simplify the overall presentation of our financial results, making them easier to understand, while, overall, continuing to facilitate a useful and helpful additional understanding of our financial results. We also believe that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street's capital position and is of interest to investors. Additionally, management may present revenue and expense measures on a constant currency (non-GAAP) basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. We provide forward-looking financial estimates and expectations on an operating basis (non-GAAP) because information needed to provide corresponding GAAP-basis information is primarily dependent on future events or conditions that may be uncertain and are difficult to predict or estimate. Management therefore, in general, is unable to provide a reconciliation of our operating-basis forward-looking financial estimates and expectations to a GAAP-basis presentation. Refer to the addendum for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.

26 Available-for-sale (AFS) Available for sale security that is purchased with the intent of holding before it reaches maturity AUA Assets under administration AUCA Assets under custody and administration AUM Assets under management Bps Basis points Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding ETF Exchange-trade fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of expenses, relative to the successive prior year period, as applicable GE Asset Management (GEAM) The acquired GE Asset Management operations Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities; Net interest income was disclosed as net interest revenue prior to 1Q17 Net asset value (NAV) The value per share of a mutual fund or an ETF on a specific date or time Net interest margin (NIM) Net interest income divided by average interest-earning assets Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Pre-tax operating margin Income before income tax expense divided by total revenue STP Straight through processing Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity Year to date (YTD) The cumulative amount of time within a fiscal year up to the end of the quarter indicated (i.e., YTD2Q17 is equivalent to the six months ended June 30, 2017) Definitions